Exhibit 10.2

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATED THERETO THAT IS IN EFFECT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.

WARRANT
TO PURCHASE COMMON SHARES OF
ADC THERAPEUTICS SA

No. W-PF-[#]	June 16, 2025

The undersigned, ADC Therapeutics SA, a Swiss stock corporation (société anonyme) organized under the laws of Switzerland (together with its successors and assigns, the “Company”), hereby grants to [INVESTOR], subject to the terms and conditions herein, the right to subscribe for and purchase, at the Exercise Price per share, the Warrant Shares.

Section 1. Definitions. Capitalized terms used but not otherwise defined in this Warrant shall have the following meanings:

“Affiliates” means any affiliates (as defined in Rule 405 under the Securities Act) of the Warrantholder.

“Articles of Association” means the Articles of Association of the Company, as may be amended, modified, supplemented or restated from time to time in accordance with its terms and pursuant to applicable law.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York or in Lausanne, Switzerland are closed for business.

“Common Shares” means the Company’s common shares, par value CHF 0.08 per share, as presently constituted under the Articles of Association, and any class and/or series of Company capital stock for or into which such common shares may be converted or exchanged in a reorganization, recapitalization or similar transaction.

“Effective Date” means June 16, 2025.

“Exchange” means the New York Stock Exchange, or if the Common Shares are no longer listed on the New York Stock Exchange, the other securities exchange or market on which the Common Shares are then being principally traded.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3(a) shall have been satisfied at or prior to 5:00 P.M., Eastern Time, on a Business Day, including, without limitation, the receipt by the Company of the applicable Exercise Price, it being understood that, if the conditions to such exercise are satisfied after 5:00 P.M., Eastern Time on a Business Day or are satisfied outside of a Business Day, then the Exercise Date shall be deemed to be the next Business Day.

“Exercise Price” means CHF 0.08 per Warrant Share.

“Liquid Sale” means a Merger Event in which the consideration received by the Company’s shareholders consists solely of cash and/or Marketable Securities.

“Marketable Securities,” in connection with a Merger Event, means securities meeting all of the following requirements: (i) the issuer of such securities is then subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and is then current in its filing of all required reports and other information under the Securities Act and the Exchange Act; (ii) the class and series of such securities that would be received by the Warrantholder in such Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing of such Merger Event is then traded on a national securities exchange or over-the-counter market; and (iii) following the closing of such Merger Event, the Warrantholder would not be restricted from publicly re-selling all of such securities that would be received by the Warrantholder in such Merger Event were the Warrantholder to exercise this Warrant on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six months from the closing of such Merger Event.

“Merger Event” means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock or other equity securities or property of another entity, or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Purchase Price” means USD 3.432 multiplied by the number of Warrant Shares on the Effective Date.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Trading Day” means a day on which the Exchange is open for trading.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on an Exchange, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on such market as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are not then listed on an Exchange, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Share so reported, or (d) in all other cases, the fair market value of a Common Share as determined by the Company’s board of directors in good faith.

“Warrant” means this warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the terms of this Warrant.

“Warrantholder” means the initial holder of the Warrant or its registered assign.

“Warrant Shares” means initially [NUMBER] Common Shares, and thereafter subject to adjustment as set forth herein, including reduction for each such Common Share as to which this Warrant has been exercised hereunder.

Section 2. Term.

(a)   Term. The right to subscribe for and purchase Common Shares as granted herein shall commence on the Effective Date and, subject to Section 6(a), shall be exercisable until 4:00 P.M. (Zurich time) on the tenth anniversary of the Effective Date (such period, the “Term”). The Warrantholder shall not be entitled to the return or refund of all, or any portion, of the Purchase Price for any reason whatsoever, including in the event this Warrant shall not have been exercised during the Term.

(b)   Replacement Warrant. At any time during the last 90 calendar days before the end of the Term, the Warrantholder shall have the right to request the Company, upon the Warrantholder’s return of this Warrant, to exchange this Warrant for a new warrant for the Warrant Shares then remaining under this Warrant, in form and substance substantially similar to this Warrant (with a subsequent ten year exercise period) (the “Replacement Warrant”). Within ten Business Days after the receipt of such request and the physical surrender of this Warrant to the Company, the Company shall issue and deliver the Replacement Warrant to the Warrantholder.

Section 3. Exercise of the Purchase Rights.

(a)   Exercise. The purchase rights represented by this Warrant are exercisable by the Warrantholder, in whole or in part (but not in relation to any fraction of a Common Share), at any time and from time to time, during the Term by tendering to the Company (by electronic mail in accordance with Section 12(c)) a duly completed and executed notice of exercise in the form attached as Exhibit A hereto (each, a “Notice of Exercise”), and payment of the applicable Exercise Price for all Warrant Shares to which the Notice of Exercise relates; provided that any exercise of the purchase rights represented by this Warrant must be for at least the lesser of (x) 50,000 Warrant Shares and (y) all remaining Warrant Shares available for purchase under this Warrant. Once received by the Company, a Notice of Exercise may not be revoked without the Company’s written consent.

(b)   Exercise Price. The Warrantholder must pay the applicable Exercise Price for all Warrant Shares to which the applicable Notice of Exercise relates, in cash and without any deductions (including for bank fees) or withholdings, on the Exercise Date via wire transfer of immediately available funds to the bank account set out in Exhibit A hereto or to any other bank account designated by the Company to the Warrantholder in writing from time to time, unless the cashless exercise procedure specified in Section 3(g) below is specified in the applicable Notice of Exercise.

(c)   Issuance of Warrant Shares. The Warrant Shares to be delivered upon the exercise of Warrants shall be, at the election of the Company, existing Common Shares held by the Company or newly issued Common Shares from the Company’s capital range (Kapitalband) or newly issued Common Shares from the Company’s conditional share capital (bedingtes Aktienkapital). Such Warrant Shares shall be in uncertificated form in accordance with article 973c CO as uncertificated securities (Wertrechte). Nothing in this Warrant shall be construed as requiring the Company to hold a certain amount of Common Shares in treasury at any time.

(d)   Delivery of Common Shares. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, the Common Shares so purchased shall be delivered by the Company by causing the Company’s transfer agent (“Transfer Agent”) to electronically transmit the Common Shares issuable upon such exercise to the Warrantholder by crediting such Warrantholder’s account at the Transfer Agent within two Business Days of the Exercise Date (the “Delivery Deadline”); provided that the Company shall not be in default if the Company is unable to deliver Common Shares by the Delivery Deadline due to the relevant bank’s failure to issue, or delay in issuing, a confirmation of payment of the Exercise Price.

(e)   Surrender and Cancellation. Except as provided in Section 2(b), the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Common Shares available hereunder and this Warrant has been exercised in full, in which case the Warrantholder shall surrender this Warrant to the Company for cancellation within three Business Days following the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant shall lower the number of Warrant Shares available hereunder by an amount equal to the applicable number of Warrant Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Common Shares purchased and the remaining number of Common Shares available hereunder. The Warrantholder and any assignee of the Warrantholder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Common Shares available hereunder, the Warrant Shares (and, therefore, the number of Common Shares available for purchase hereunder) at any given time may be less than the amount stated herein.

(f)   Limitations on Exercise. The Warrantholder shall not have the right to exercise the rights represented by this Warrant, and the Company shall not effect any exercise of this Warrant, to the extent that after giving effect to such exercise, such Warrantholder (together with such Warrantholder’s Affiliates, any Persons acting as a group (as such term is used for purposes of Section 13(d) of the Exchange Act) together with the Warrantholder or its Affiliates, and any other Persons whose beneficial ownership of Common Shares is aggregated with the Warrantholder for purposes of Section 13(d) of the Exchange Act (such Persons, collectively, “Attribution Parties”)) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by the Warrantholder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of the rights represented by this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Warrantholder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Warrantholder or any of its Affiliates or Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged that the Company is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(f) applies, the determination of whether this Warrant is exercisable and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholder and the submission of a Notice of Exercise shall be deemed to be the Warrantholder determination of whether this Warrant is exercisable and of which portion of this Warrant is exercisable, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Warrant, in determining the number of outstanding Common Shares, the Warrantholder may rely on the number of outstanding Common Shares as reflected in (i) the Company’s most recent Form 10-K or Form 10-Q or other public filing by the Company with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company setting forth the number of Common Shares outstanding. Upon the written or oral request of the Warrantholder, which request indicates that it is being made pursuant to this Warrant, the Company shall within two Business Days confirm orally or in writing to the Warrantholder the number of Common Shares then outstanding. Upon delivery of a written notice to the Company, the Warrantholder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.  For purposes of clarity, the Common Shares issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Warrantholder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(g)   Cashless Exercise. Notwithstanding anything to the contrary set forth herein but subject to Section 3(h), this Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day or (ii) in all other cases, the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that for the purpose of Rule 144 under the Securities Act (as in effect on the Effective Date), the holding period of the Warrant Shares being issued may be tacked on to the Warrants being exercised. The Company agrees not to take any position contrary to this Section 3(g).

(h)   Limitations on Cashless Exercise. In addition to any other limitations pursuant to this Warrant on the exercise of the rights represented by this Warrant, the following shall apply with respect to every cashless exercise pursuant to Section 3(g): If the Company, at the time of its receipt of an Exercise Notice electing a cashless exercise, (i) does not, or has reason to believe that it does not, have a sufficient amount of freely distributable equity to fund the nominal value of the number of Warrant Shares that it would be required to deliver upon such cashless exercise and (ii) (1) holds Common Shares representing more than 2.00% of its share capital registered in the commercial register at that time (the “Minimum Stock”) in treasury, then the Company shall not be obliged (but still has the right, at its sole discretion) to deliver more than such number of Warrant Shares to the Warrantholder as exceeds the Minimum Stock and (2) holds up to the Minimum Stock in treasury, then the Company shall not be obliged to deliver any Warrant Shares to the Warrantholder. The respective Exercise Notice shall be deemed to be null and void to the extent the Warrantholder receives fewer Warrant Shares pursuant to this Section 3(h) than such Exercise Notice relates to. Nothing in this Section 3(h) shall prevent the Warrantholder from duly exercising the rights represented by this Warrant with payment of the Exercise Price in cash.

Section 4. No Rights as Shareholder. Without limitation of any provision hereof, the Warrantholder agrees that this Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the delivery of any Common Shares to the Warrantholder upon exercise of any of the purchase rights set forth in this Warrant.

Section 5. Warrantholder Registry. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Warrantholder’s initial address, for purposes of such registry, is set forth in Section 12(c) below. The Warrantholder may change such address by giving written notice of such changed address to the Company.

Section 6. Adjustments and Other Events. The Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time, as follows; provided that no single event shall cause an adjustment or distribution under more than one subsection of this Section 6 so as to result in duplication.

(a)   Merger Event. If, during the Term, a Merger Event that is a Liquid Sale occurs with respect to the Company, the Warrantholder shall be deemed to have exercised the then-remaining purchase rights represented by this Warrant in full (without regard for Section 3(f)) immediately prior to the closing of such Liquid Sale, with the applicable Exercise Price to be withheld by the Company from the proceeds to which the Warrantholder would otherwise be entitled in connection with such Liquid Sale. If, during the Term, a Merger Event that is not a Liquid Sale occurs with respect to the Company, the Company shall cause the successor or surviving entity to assume this Warrant and the obligations of the Company hereunder on the closing of such Merger Event (with such appropriate adjustment to accommodate any changes in the jurisdiction of incorporation), and thereafter this Warrant shall represent the right to purchase the same number and type of securities or other property as the Warrantholder would have received in consideration for the Common Shares issuable hereunder had it exercised this Warrant in full (without regard for Section 3(f)) as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Warrant. The provisions of this Section 6(a) shall similarly apply to successive Merger Events.

(b)   Reclassification of Shares. Except for Merger Events subject to Section 6(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes of securities, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 6(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)   Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Shares, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which this Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which this Warrant is exercisable shall be proportionately decreased.

(d)   Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i)   pay a dividend with respect to the Common Shares payable in additional Common Shares, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend or distribution, and the number of Common Shares for which this Warrant is exercisable shall be proportionately increased; or

(ii)   make any other dividend or distribution on or with respect to Common Shares, except any dividend or distribution specifically provided for in any other clause of this Section 6, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive a proportionate share of any such dividend or distribution as though it were the holder of the Common Shares (or other capital stock for which the Common Shares is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution without regard for Section 3(f) (a “Dividend Compensation Payment”).

(e)   Limitations on Adjustments. Notwithstanding anything to the contrary in this Section 6, (i) all calculations under this Section 6 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (l/10th) of a share, as the case may be, (ii) no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.01, (iii) no adjustment in the number of Common Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than one (1) Common Share, and (iv) if an adjustment in Exercise Price would reduce the Exercise Price to an amount below the then-applicable par value of the Common Shares, then such adjustment in the Exercise Price shall reduce the Exercise Price to such par value of the Common Shares.

Section 7. Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) by executing an assignment declaration in wet ink in the form attached as Exhibit B hereto (the “Transfer Notice”) and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives a copy of such duly signed Transfer Notice and, if applicable, such transfer taxes and other governmental charges, the Company may treat the registered owner hereof as the owner for all purposes. Upon receipt of a copy of such duly signed Transfer Notice and, if applicable, such transfer taxes and other governmental charges, the Company shall update its registry of warrantholders.

Section 8. Tax Matters.

(a)   Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on any Dividend Compensation Payment, or any other amount distributed or deemed distributed, to the extent required by applicable law. To the extent that any such amounts are so deducted or withheld and remitted to the applicable governmental authority, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any such amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any Dividend Compensation Payment, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant, any Common Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Common Shares received upon the exercise of such Warrant, or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall provide a receipt or other evidence of payment of any taxes deducted or withheld reasonably acceptable to the Warrantholder within 30 days after making any deduction or withholding of such taxes and shall collaborate with and provide to the Warrantholder all documentation necessary to obtain a refund of such tax amounts deducted and withheld.

(b)   Transfer and Stamp Taxes. Each party shall bear and pay any transfer, stamp, issue, registration, documentary, sales, use, or similar taxes or obligations imposed on such party with respect to any amounts payable in connection with this Warrant.

Section 9. Certain Representations and Agreements of the Company.

The Company represents, covenants and agrees:

(a)   This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)   All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof will be, upon issuance, validly issued, fully paid and non-assessable. The Company has allocated and reserved, and for so long as this Warrant is outstanding the Company will continue to reserve, the Company’s capital range under article 4a or the Company’s conditional share capital under article 4c of the Articles of Association in such an amount as is necessary to deliver such number of Common Shares as are required to settle the exercise in full of this Warrant.

(c)   The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which the Warrant Shares will be listed upon their issuance.

(d)   The board of directors of the Company will, as long as any Warrants are outstanding, not make any proposal to the general meeting of shareholders of the Company regarding the amendment or modification of any provision of the Articles of Association in any manner that would materially and adversely affect the powers, preferences or relative participating, optional or other special rights of the Common Shares in a manner which would disproportionately and adversely affect the rights of the Warrantholder.

Section 10. Certain Representations and Agreements of the Warrantholder.

The Warrantholder represents, covenants and agrees:

(a)   This Warrant is, and the Common Shares issued upon exercise of this Warrant will be, acquired for the Warrantholder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

(b)   The Warrantholder is an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act.

(c)   No public market exists for the Warrants, and such market may never develop.

Section 11. Exchange of Additional Common Shares. If the legal and factual conditions for an exchange are met and all necessary consents and approvals have been obtained by the Company, the Company will, upon written request of the Warrantholder, consider providing arrangements for the Warrantholder and its Affiliates to exchange or convert within a reasonable timeframe after such conditions are met their Common Shares exceeding 9.99% of outstanding Common Shares for the same amount of non-voting securities (including, without limitation, warrants) that include a 9.99% beneficial ownership blocker.

Section 12. Miscellaneous.

(a)   Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(b)   Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Warrantholder and their respective successors and permitted assigns (subject to Section 6 with respect to the Warrantholder); provided that the Company shall not assign its obligations under this Warrant except in connection with a Merger Event as provided in Section 6(a).

(c)   Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this

Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received: (i) for personal delivery, upon personal delivery to the party to be notified, or (ii) for email, upon the earlier of (x) confirmation of receipt (other than automatically generated confirmations of receipt), (y) if sent during normal business hours of the recipient, upon delivery and (z) if sent after normal business hours of the recipient, then on the next Business Day, and shall be addressed to the party to be notified as follows: (i) if to the Warrantholder: [●], or to such other address as each party may designate for itself by like notice.

(d)   Entire Agreement; Amendments. This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(e)   No Waiver. No omission or delay by the Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which the Warrantholder is entitled, nor shall it in any way affect the right of the Warrantholder to enforce such provisions thereafter during the term of this Warrant.

(f)   Governing Law, Consent to Jurisdiction and Venue. This Warrant and any claim, controversy or dispute arising out of or related to this Warrant, any of the transactions contemplated hereby, the relationship of the Parties hereunder, or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort or otherwise, shall be governed by and construed in accordance with the substantive laws of Switzerland, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Switzerland. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Warrant (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Lausanne, Switzerland.

(g)   Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (including by facsimile or electronic delivery (PDF), and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(h)   Legends. To the extent required by applicable laws, this Warrant and the Common Shares issuable upon the exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of such Common Shares, if any) may be imprinted with a restricted securities legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATED THERETO THAT IS IN EFFECT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: June 16, 2025.

ADC THERAPEUTICS SA

By:
Name:
Title:

[Signature Page to Prefunded Warrant]

Dated: June 16, 2025.

Agreed and Acknowledged:

[INVESTOR] By: [■]

By:
Name:
Title:

[Signature Page to Prefunded Warrant]